FIRST AMENDMENT TO
AMENDED AND RESTATED
FUND PARTICIPATION AGREEMENT

THIS AMENDMENT, effective April 29, 2024, amending that certain Amended and Restated Fund Participation Agreement, dated August 1, 2018 (the “Agreement”), is by and among TALCOTT RESOLUTION LIFE INSURANCE COMPANY (formerly HARTFORD LIFE INSURANCE COMPANY) and TALCOTT RESOLUTION LIFE AND ANNUITY INSURANCE COMPANY (formerly HARTFORD LIFE AND ANNUITY INSURANCE COMPANY) (collectively referred to as the “Company”), each a Connecticut corporation, on its own behalf and on behalf of its separate accounts, as set forth in Schedule B to the Agreement as may be revised from time to time (each an “Account” and collectively, the “Accounts”); THE REGISTERED INVESTMENT COMPANY (THE “FUND”) ON BEHALF OF ITS SERIES IDENTIFIED ON SCHEDULE A (EACH A “PORTFOLIO” AND COLLECTIVELY, THE PORTFOLIOS) as it may be amended from time to time, each an open-end management investment company organized under the laws of the State of Maryland; HARTFORD FUNDS MANAGEMENT COMPANY, LLC (“HFMC”), a Delaware limited liability company; HARTFORD FUNDS DISTRIBUTORS, LLC (“HFD”), a Delaware limited liability company; HARTFORD ADMINISTRATIVE SERVICES COMPANY (“HASCO”), a Minnesota corporation; and TALCOTT RESOLUTION DISTRIBUTION COMPANY, INC. (formerly HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.) (THE “UNDERWRITER”), a Connecticut corporation.

WHEREAS, the parties desire to amend Schedule A to the Agreement;
NOW, THEREFORE, the parties agree as follows:
1.ARTICLE XII (Notices) is amended to include email as a valid form of notice and to replace the address of the Company with the following:

Talcott Resolution Life Insurance Company
Talcott Resolution Life and Annuity Insurance Company
1 American Row
Hartford, CT 06103
Attn: General Counsel
email: Regulatory.Compliance@talcottresolution.com

2.Schedule A shall be deleted in its entirety and replaced by the amended Schedule A attached hereto.
3.This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified on the cover page of this Agreement.
TALCOTT RESOLUTION LIFE INSURANCE COMPANY
By its authorized officer,
By: /s/ Christopher Dagnault
Name: Christopher Dagnault

Title: Vice President

TALCOTT RESOLUTION LIFE AND ANNUITY INSURANCE COMPANY
By its authorized officer,
By: /s/ Christopher Dagnault
Name: Christopher Dagnault
Title: Vice President

TALCOTT RESOLUTION DISTRIBUTION COMPANY, INC
By its authorized officer,
By: /s/ Christopher Dagnault
Name: Christopher Dagnault
Title: President

HARTFORD FUNDS MANAGEMENT COMPANY, LLC
By its authorized officer,
By: /s/ Gregory A. Frost
Name: Gregory A. Frost
Title: Chief Financial Officer

Hartford FUNDS DISTRIBUTORS, LLC
By its authorized officer,
By: /s/ Gregory A. Frost
Name: Gregory A. Frost
Title: Chief Financial Officer

Hartford ADMINISTRATIVE SERVICES COMPANY
By its authorized officer,
By:/s/ Gregory A. Frost
Name: Gregory A. Fros
Title: Chief Financial Officer

Each Investment Company Listed on Schedule A
By its authorized officer,
By:/s/ Vernon Meyer
Name: Vernon Meyer
Title: Vice President

SCHEDULE A

LIST OF PORTFOLIOS

Series of Hartford Series Fund, Inc.	CLASS IA SHARES		CLASS IB SHARES
	TICKER SYMBOL	CUSIP	TICKER SYMBOL	CUSIP
Hartford Balanced HLS Fund	HADAX	416528875	HAIBX	416528818
Hartford Capital Appreciation HLS Fund	HIACX	416528107	HIBCX	416528768
Hartford Disciplined Equity HLS Fund	HIAGX	416528404	hbgix	416528669
Hartford Dividend and Growth HLS Fund	Hiadx	416528206	hdgBx	416528776
Hartford Healthcare HLS Fund	HIAHX	416528719	HBGHX	416528693
Hartford International Opportunities HLS Fund	HIAOX	416528602	HBIOX	416528891
Hartford MidCap HLS Fund	HIMCX	416528701	HBMCX	416528677
Hartford Small Cap Growth HLS Fund	HISCX	416528289	HBSGX	416528230
Hartford Small Company HLS Fund	HIASX	416528800	HdmBX	416528784
Hartford Stock HLS Fund	HSTAX	416528883	HIBSX	416528750
Hartford Total Return Bond HLS Fund	HIABX	416528859	HBNBX	416528792
Hartford Ultrashort Bond HLS Fund	HUBAX	416528826	HUBBX	416528743